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                                                                  EXHIBIT 10.14


                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release (hereinafter, the "Agreement") is made and entered into this 19th day of November, 1999, by and between Waldemar Fernandez (hereinafter, "Mr. Fernandez") and Interland, Inc., a Georgia corporation headquartered in Atlanta, Georgia (hereinafter, "Interland") (hereinafter, together, "the parties").

         WHEREAS, the parties desire to enter into a written agreement embodying their mutual understanding and promises reflecting their desire to resolve any and all disputes, claims, and differences between the parties that either of them may have arising from Mr. Fernandez's employment with Interland and the termination thereof or for any other reason.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Mr. Fernandez and Interland agree as follows:

         1. Upon the expiration of the revocation period described in paragraph 18 below Interland shall pay to Mr. Fernandez (or his designee) the sum of $330,000 and upon each of the first two anniversaries of the execution of this Agreement, Interland shall pay to Mr. Fernandez (or his designee or estate) the sum of $165,000. Mr. Fernandez agrees that no representations have been made to him regarding the tax treatment of these payments, that he has relied on his own tax advisor regarding this subject, and that if the Internal Revenue Service or a State taxing authority determines that any taxes are due or outstanding on these payments, he shall indemnify and hold harmless Interland from any claim for taxes, interest or penalties.

         2. Mr. Fernandez agrees that as of the execution of this Agreement, he resigns as both Chairman of the Board of Directors and as a member of the Board of Directors of Interland and effectively ends any employment, consulting, or other agency relationship of any kind whatsoever with Interland. Mr. Fernandez acknowledges and agrees that as of the time he executes this Agreement he will have no authority to act for or on behalf of Interland in any capacity.

         3. Except as may otherwise be limited in writing in an agreement executed by Mr. Fernandez in connection with Interland's offering of Series A Convertible Participating Preferred Stock, Mr. Fernandez has the right, at will, to transfer any or all of his shares of Interland at anytime and Interland, at its expense, will cause the issuance of such legal opinions and transfer agent services to effect such transfer, provided that such transfer(s) requested by Mr. Fernandez are in compliance with all applicable state and federal securities laws.

         4.       (a)      Mr. Fernandez, on his behalf and on behalf of his
heirs, successors, agents, executors, administrators, attorneys and assigns, hereby releases and forever discharges Interland and any and all of its current or former affiliated entities, benefit plans, departments, stockholders, officers, directors, employees, representatives, agents, attorneys, affiliates, successors and assigns (hereinafter referred to as the "Released Parties"), to the fullest extent provided by law, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, which he now has, owns, or holds, or claims to have, own, or hold, which he at any time heretofore had, owned, or held, or claimed to have had, owned, or held, and which he at any time in the future may have, own, or hold, against any one or more of them, for any reason or cause whatsoever arising on or prior to the date hereof, whether in law or in equity, under federal, state or other local law, including without limitation any and all claims arising from or relating to Mr. Fernandez's employment with Interland or the Released Parties or the termination thereof, any claims relating to or arising under any employment contract, any employment statute or regulation,
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any employment discrimination law, including but not limited to the Age
Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621 et seq., Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, and any other federal, state, or local civil rights, pension or labor law, contract law, tort law, or common law. Mr. Fernandez warrants that this is a general release and that he has not assigned or transferred any claims covered hereby. Provided, however, that notwithstanding anything to the contrary herein, this Release shall not release any rights under this Agreement, under any rights to indemnification arising as a result of service as a director, officer or employee of Interland, rights arising solely as a result of Mr. Fernandez's status as a shareholder of Interland or rights arising as an option holder pursuant an agreement existing on the date hereof.

         (b) Interland, on its behalf and on behalf of its agents, executors, administrators, attorneys and assigns, hereby releases and forever discharges Mr. Fernandez to the fullest extent provided by law, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, which it now has, owns, or holds, or claims to have, own, or hold, which it at any time heretofore had, owned, or held, or claimed to have had, owned, or held, and which it at any time in the future may have, own, or hold, against him, for any reason or cause whatsoever arising on or prior to the date hereof, whether in law or in equity, under federal, state or other local law, including without limitation any and all claims arising from or relating to Mr. Fernandez's employment by or association with Interland or the termination thereof, any claims relating to or arising under any employment contract, any employment statute or regulation, any employment discrimination law, including but not limited to the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621 et seq., Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, and any other federal, state, or local civil rights, pension or labor law, contract law, tort law, or common law. Interland warrants that this is a general release and that it has not assigned or transferred any claims covered hereby.

         5.       (a)      Without limiting the generality of the general
release in Paragraph 4(a), Mr. Fernandez, on his behalf and on behalf of his heirs, legal representatives and assigns, further agrees not to sue or otherwise institute or cause to be instituted, or solicit, encourage, or cause any other individual or entity to sue or otherwise institute or cause to be instituted, except as required by order of a court or of any agency of the federal, state, or local government, the prosecution of any claim, complaint, or charge against any entity released herein in any federal, state, local or other court, administrative agency, commission, or other forum seeking damages concerning any claims released herein, and Mr. Fernandez irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning claims released herein. Mr. Fernandez specifically represents that no complaints, charges, or other proceedings are pending in any court, administrative agency, or other forum relating directly or indirectly to any claims released herein.

                  (b) Without limiting the generality of the general release in Paragraph 4(b), Interland, on its behalf and on behalf of its agents and assigns, further agrees not to sue or otherwise institute or cause to be instituted, or solicit, encourage, or cause any other individual or entity to sue or otherwise institute or cause to be instituted, except as required by order of a court or of any agency of the federal, state, or local government, the prosecution of any claim, complaint, or charge against any person or entity released herein in any federal, state, local or other court, administrative agency, commission, or other forum seeking damages concerning any claims released herein, and Interland irrevocably and unconditionally waives any and all rights to recover any relief and damages concerning claims released herein. Interland specifically represents that no complaints, charges, or other proceedings are pending in any court, administrative agency, or other forum relating directly or indirectly to any claims released herein.



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         6.       Mr. Fernandez agrees that he will strictly maintain the
confidentiality of the existence and terms of this Agreement, except that he may disclose the terms of this Agreement if required by order of a court of competent jurisdiction, or as agreed to in writing by the parties. In addition, Mr. Fernandez may disclose the existence and terms of this Agreement to his tax, accounting and legal advisors, provided that he instructs them that the settlement of this matter is confidential and that any disclosure by them to a third person would be improper and could constitute a breach of this Agreement.

         7. Mr. Fernandez shall be entitled to advancement of expenses as contemplated by ss.14-2-853 of the Official Code of Georgia Annotated, or any successor provision thereto, provided that the written affirmations and written undertakings enumerated therein are provided to Interland.

         8. Mr. Fernandez shall maintain Confidential Information (as defined below) as secret and confidential unless he is required to disclose Confidential Information pursuant to the terms of a valid and effective order issued by a court of competent jurisdiction or a governmental authority. All physical items, including electronic media, containing Confidential Information, including, without limitation, any business plan, know-how, collection methods and procedures, advertising techniques, marketing plans and methods, sales techniques, documentation, contracts, reports, letters, notes, any computer media, client lists, and all other information and materials of Interland's business and operations, shall remain the exclusive and confidential property of Interland and shall be returned, along with any copies or notes Mr. Fernandez made thereof or therefrom, to Interland promptly upon execution of this Agreement. For the purposes of this Agreement, "Confidential Information" shall mean information, without regard to form, related to Interland's business. Such information shall include, but shall not be limited to: (1) any financial, business, planning, operations, services, potential services, products, potential products, technical information, intellectual property, trade secrets, know-how, and/or formulas, as well as production, purchasing, marketing, sales, personnel, customer, supplier, or other information of Interland; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of Interland; (3) any confidential information or trade secrets of any third party provided to Interland in confidence or subject to other use or disclosure, restrictions, or limitations; and (4) any other information, written, oral or electronic, which pertains to Interland's affairs or interests or with whom or how Interland does business, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether accessed during, prior to, or after Fernandez's tenure or association with Interland. Interland acknowledges and agrees that Confidential Information shall not include information in the public domain or information that was or becomes available from a source that Mr. Fernandez reasonably believes was not and is not legally bound to Interland to maintain the confidentiality of the information.

         9.       (a)      Interland agrees to provide Mr. Fernandez any and
all written information and reports that it provides to the holders of Interland's Series A Convertible Participating Preferred Stock or if the issuance of such Preferred Stock does not occur, then Mr. Fernandez shall be entitled to such information and reports as he reasonably may request.

                  (b) Mr. Fernandez shall be permitted to participate on an equal basis with Mr. Gavranovic in the allocation of any "friends and family" shares in connection with the initial public offering of Interland's common stock.

                  (c) Mr. Fernandez shall be entitled to all stock registration rights that are granted by Interland to Mr. Gavranovic, on an equal basis with Mr. Gavranovic in proportion to their relative ownership of Interland's equity securities. Mr. Fernandez will be entitled to piggyback registration rights after Interland's initial public offering on terms and conditions that are customary in comparable situations, which rights will be memorialized in a separate agreement.



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                  (d)      Interland hereby agrees to take any and all actions
as are necessary or required to amend Mr. Fernandez's current options to acquire Interland's common stock so that such options will not expire as a result of Fernandez's termination pursuant hereto and will become fully exercisable upon the earlier to occur of July 1, 2001 or the completion of Interland's initial public offering and may be exercised by Mr. Fernandez(or his personal representative or executor in the event of his death or disability) until the earlier of the third anniversary of the IPO or July 1, 2004.

                  (e) Interland agrees that Mr. Fernandez's loan from Interland in the principal amount of $200,000, which is the entire amount owed by Mr. Fernandez to the Company) shall be accorded equal treatment as is given to the similar existing loan extended by Interland to Mr. Gavranovic; and provided further that notwithstanding any provision in the loan documentation to the contrary, that the loan will not be due until the earlier to occur of a six month period after Interland's initial public offering or 5 years from the date of this agreement.

         10. Mr. Fernandez shall not at any time make false, misleading or disparaging statements, or statements that could be interpreted as such, about Interland, including its products, services, management, employees and customers. Interland shall not make any false, misleading or disparaging statements or statements that could be interpreted as such concerning Mr. Fernandez.

         11. Mr. Fernandez hereby covenants and agrees that for a period of one year immediately following the date hereof he shall not act in any way, directly or indirectly, with the purpose or effect of soliciting, diverting or taking away any strategic partner, business, customer, client or supplier of Interland that he contacted, directly or indirectly, or that anyone directly or indirectly supervised by him contacted, directly or indirectly, during his employment by the Interland.

         12. Mr. Fernandez hereby covenants and agrees that for a period of one year immediately following the date hereof he shall not act in any way with the purpose or effect of soliciting, recruiting, or encouraging, directly or indirectly, any Person who is or was at any time during the one year period prior to the termination of his employment with Interland to leave the employ of Interland, its divisions or its subsidiaries.

         13. Mr. Fernandez hereby covenants and agrees that for a period of six months immediately following the date hereof he shall not within the United States and Europe (i) develop, own, manage, operate, or otherwise engage in, participate in, represent, or in any way be connected with, as officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor, stockholder (except for the ownership of a less than 5% stock interest in a publicly traded company), or otherwise, any business or activity that competes with Interland or its affiliates; or (ii) otherwise compete with Interland in the sale, marketing, provision, or licensing, directly or indirectly, as officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor, stockholder (except for the ownership of a less than 5% stock interest in a publicly traded company), or otherwise, of any products competitive with the products, or services competitive with the services, developed or marketed by Interland within the United States or Europe. Mr. Fernandez acknowledges that (i) this covenant has unique, substantial, and immeasurable value to Interland, (ii) this covenant is reasonably limited in scope and geography to protect Interland's legitimate business interests, including its property, confidential information and relationships, good will, economic advantage, and customer relationships; (iii) the agreements, covenants and undertakings of Mr. Fernandez set forth in this Agreement will not preclude him from becoming gainfully employed following termination of the engagement with Interland; and (iv) the services Mr. Fernandez intends and is expected to provide are special and unique.

         14. Because any breach or threatened breach of this Agreement by Mr. Fernandez would result in continuing material and irreparable harm to Interland, and because it would be difficult or impossible to establish the full monetary value of such damage, Interland shall be entitled to



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injunctive relief in the event of Mr. Fernandez's breach or threatened breach of this Agreement. Injunctive relief is in addition to any other remedy that may be available to Interland. In the event of any breach or threatened breach by Mr. Fernandez, Mr. Fernandez shall reimburse Interland for its reasonable attorneys' fees and other expenses Interland incurs.

         15. The rights and restrictions in this Agreement may be exercised and are applicable only to the extent that they do not violate applicable laws, and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term shall be held illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

         16. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties affected thereby, and shall be binding upon their respective heirs, beneficiaries, and successors and assigns. This Agreement is entered into in the State of Georgia and shall be governed by and construed under Georgia law, exclusive of any choice of law rules.

         17. This Agreement sets forth the entire agreement and understanding between the parties on the subject matter hereof and merges all prior discussions and negotiations between them. The parties each represent that they are not relying on any promises or oral or written statements or representations other than those in this Agreement.

         18. Mr. Fernandez acknowledges that he has read and understands this Agreement and executes it knowingly, voluntarily and without coercion. Mr. Fernandez further acknowledges that he is being advised herein in writing to consult with an attorney prior to executing this Agreement, and that he has been given a period of at least twenty-one (21) days within which to consider and execute this Agreement, unless he voluntarily chooses to execute this Agreement before the end of the twenty-one (21) day period by executing the attached Election to Execute Prior to Expiration of



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Twenty-One Day Consideration Period. Mr. Fernandez understands that he has seven (7) days following his execution of this Agreement to revoke it. For such revocation to be effective, written notice of revocation must be delivered to David Stockton, Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, no later than 5:00 p.m. on the seventh calendar day after Mr. Fernandez signs this Agreement. If Mr. Fernandez revokes this Agreement, it shall not be effective or enforceable and he shall not receive the benefits described herein.

         IN WITNESS THEREOF, Mr. Fernandez and Interland, after carefully reading the provisions of this Release herein declare that they understand such provisions and willingly accept and agree thereto by executing this Agreement this 19th day of November, 1999.

                                        INTERLAND, INC.



  /s/ Waldemar Fernandez                By: /s/ Bart Hahn
----------------------------------         ------------------------------------
Waldemar Fernandez

                                        Title: Managing Director
                                              ---------------------------------

Date: November 19, 1999                 Date: November 19, 1999
     -----------------------------           ----------------------------------



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                    ELECTION TO EXECUTE PRIOR TO EXPIRATION
                     OF TWENTY-ONE DAY CONSIDERATION PERIOD

         I, Waldemar Fernandez, understand that I have at least twenty-one (21) days within which to consider and execute the foregoing Separation Agreement and General Release. However, after having an opportunity to consult counsel I have freely and voluntarily elected to execute the Separation Agreement and General Release before the twenty-one (21) day period has expired.



                                           /s/ Waldemar Fernandez
                                       ----------------------------------------
                                       Waldemar Fernandez

                                       Date:   November 19, 1999
                                            -----------------------------------



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